UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Form 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 12, 2011
(October 11, 2011)
_________________

Commission File Number 333-172417

NEUTRA CORP.
(Exact name of small business issuer as specified in its charter)

Florida	27-4505461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3572 Shady Brook Lane Sarasota, FL	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 544-7035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06	Change in Shell Company Status

On October 11, 2011, the Company launched its website. The website will be used initially to build brand recognition by providing the healthcare practitioners with education and support. We intend to accomplish this education and support process providing regular and frequent access to educational tools, such as webinars and live seminars. The website will continue to be developed to be used to directly market and sell nutraceutical supplement products to health practitioners. We intend to entrust the manufacturing to a nutraceutical contractor to private label all of our intended products and to sell them under our brand. We have not yet selected our our intended products or the manufacturer.

Based upon the above events, the Company is no longer a shell company (as defined in Rule 12b-2 of the Exchange Act) effective October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 12, 2011	Neutra Corp.

By: /s/ Sarah Keck
Sarah Keck
President, Secretary, Treasurer,
Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director